                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                          CROWN AMERICAN REALTY TRUST
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--APRIL 26, 1999

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Crown American Realty Trust (the "Company") will be held at the Wyndham Garden Hotel, 3454 Forbes Avenue, Pittsburgh, Pennsylvania on Monday, April 26, 1999 at 10:00 a.m. (local time), for the purpose of considering and acting upon the following:

          (1) The election of three persons to serve as Trustees for a three-year term expiring at the Annual Meeting of Shareholders in 2002; and

          (2) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on March 12, 1999 as the record date for the determination of the holders of the Company's Common Shares of Beneficial Interest entitled to receive notice of and to vote at the meeting, or any adjournments thereof, and only shareholders of record on such date are entitled to receive notice of and to vote at said meeting.

     You will find enclosed a proxy card which must be completed and returned in order to vote all Common Shares of Beneficial Interest which you hold. The Company's 1998 Annual Report to Shareholders is also enclosed.

                                        By Order of the Board of Trustees,

                                             Ronald P. Rusinak
                                             Vice President, General
                                               Counsel and Secretary
Johnstown, Pennsylvania
March 29, 1999

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 1999

                                    GENERAL

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Trustees of Crown American Realty Trust (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (local time) on Monday, April 26, 1999 at the Wyndham Garden Hotel, 3454 Forbes Avenue, Pittsburgh, Pennsylvania or at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     As of the close of business on March 12, 1999, the Company had outstanding 26,207,919 Common Shares of Beneficial Interest ("Common Shares"). This proxy statement and the proxy in the accompanying form are being mailed on or about March 29, 1999 to holders of record of the Common Shares as of the close of business on March 12, 1999. The Company has preferred shares of beneficial interest outstanding which do not currently have voting rights.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1998, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                                     VOTING

     Shareholders of record as of the close of business on March 12, 1999 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A plurality of all the votes cast shall be sufficient to elect a Trustee. A majority of the votes cast shall be sufficient to approve any other matter which may come before the meeting unless more than a majority of the votes cast is required by statute or by the Company's Second Amended and Restated Declaration of Trust.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

MANAGEMENT

     The Company conducts all of its business activities through subsidiaries, principally Crown American Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and Crown American

Financing Partnership, L.P., a Delaware limited partnership (the "Financing Partnership"). The Company does not have any employees other than its officers. For purposes of this Proxy Statement, employees and officers of the Operating Partnership are treated as employees of the Company.

     The Trustees, chief executive officer, four other most highly compensated executive officers who were serving as executive officers as of December 31, 1998, and all Trustees and executive officers of the Company as a group beneficially owned as of the February 28, 1999 the number of Common Shares set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each Trustee and executive officer has sole voting power and sole dispositive power with respect to the shares shown.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL        PERCENT
NAME                                                         OWNERSHIP        OF CLASS (1)
----                                                     -----------------    ------------
Frank J. Pasquerilla                                         2,960,505(2)         11.1%
Mark E. Pasquerilla                                            131,694(3)            *
Clifford A. Barton                                              30,507(5)            *
Donald F. Mazziotti                                             12,548(4)            *
Zachary L. Solomon                                             122,500(5)            *
Peter J. Siris                                                  75,000(6)
Nicholas O. Antonazzo                                           65,835(7)            *
John M. Kriak                                                   71,195(8)            *
Thomas Stephenson                                               56,157(9)            *
All Trustees and executive officers as a group (10
  persons)                                                   3,558,755(10)        13.4%

---------
* Less than 1%

 (1) The percentage of class was determined by dividing the number of shares beneficially owned by the number of Common Shares outstanding, in each case treating the shares which may be acquired upon exercise of outstanding options as outstanding that are exercisable within 60 days of the Record Date as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. For purposes of inclusion in the table and percentage of loss, options represent the right to acquire Common Partnership Units, which may be converted into Common Shares of the Company.

 (2) Includes 878,633 Common Shares held of record by Frank J. Pasquerilla, 235,558 Common Shares held of record by Mr. Pasquerilla's wife, 11,823 Common Shares allocated to the executive in connection with the Crown American Properties, L.P. Key Executive Capital Incentive Plan (the "Executive Incentive Plan") and 5,475 Common Shares allocated under the Crown American Associates Key Executive Plan (the "Associate Executive Plan"). Also includes 1,829,016 Common Shares reported as beneficially owned by Crown Investments Trust ("Crown Investments"), a Delaware business trust the entire beneficial interest of which is owned by Crown Delaware Holding Corporation, a Delaware corporation ("Crown Delaware"). All the outstanding capital stock of Crown Delaware is owned by Crown Holding Company, a Pennsylvania corporation ("Crown Holding"). All of the voting common stock of Crown Holding is owned by Frank J. Pasquerilla or members of his immediate family.

 (3) Includes 17,433 Common Shares held of record by Mark E. Pasquerilla individually and 109,786 Common Shares held of record by Marenrico Partnership, a general partnership consisting of Mark E. Pasquerilla and Leah Pasquerilla, his sister, as to which Common Shares he shares voting and dispositive power. Also includes 4,475 Common Shares allocated to the executive in connection with the Executive Incentive Plan. Does not include 1,829,016 Common Shares reported as beneficially owned by Crown Investments. Such shares are included in the reported holdings of Frank J. Pasquerilla, who is the father of Mark E. Pasquerilla.

 (4) Includes 11,500 shares which may be acquired upon the exercise of outstanding share options.
 (5) Includes 12,500 shares which may be acquired upon the exercise of outstanding share options.

 (6) Includes 14,000 Common Shares held in trust for his son, with respect to which Mr. Siris is the trustee, beneficial ownership of which shares is disclaimed. Also includes 9,000 Common Shares held in an investment fund over which Mr. Siris has voting and dispositive power and options to acquire a total of 10,000 shares which were allocated to Mr. Siris upon his election as a trustee of the Company and on December 31, 1998.

 (7) Includes 2,305 Common Shares held jointly by Mr. Antonazzo and his wife, with whom he shares voting and dispositive power. Also includes 15,530 Common Shares allocated to the executive in connection with the Executive Incentive Plan. Includes 48,000 shares which may be acquired upon the exercise of outstanding options.

 (8) Includes 2,912 Common Shares allocated to the executive in connection with the Executive Incentive Plan and 1,083 Common Shares under the Associates Executive Plan. Includes 48,000 shares which may be acquired upon the exercise of outstanding options.

 (9) Includes 4,165 Common Shares allocated to the executive in connection with the Executive Incentive Plan. Includes 48,000 shares which may be acquired upon the exercise of outstanding options.

(10) Includes 1,829,016 Common Shares reported as beneficially owned by Crown Investments which are included in the reported holdings of Frank J. Pasquerilla. Also includes the shares which may be acquired upon the exercise of outstanding share options as described above.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares as of the Record Date:

                                                    AMOUNT AND NATURE
  NAME AND ADDRESS                                    OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                     OWNERSHIP        OF CLASS
-------------------                                 -----------------    --------
Crown Investments Trust                                 3,190,426(1)       11.9%
  Pasquerilla Plaza
  Johnstown, PA 15901

The Prudential Insurance Company of America             2,425,503(2)        9.1%
  Prudential Plaza
  Newark, NJ 07102-3777

---------

(1) Includes 1,450,050 Common Shares (or 5.53% of the outstanding shares) currently held by Crown Investments and 378,966 Common Shares that Crown Investments has the right to acquire. Crown Investments presently owns 9,786,847 common partnership units in the Operating Partnership ("Partnership Units"). Pursuant to the Operating Partnership's partnership agreement, Crown Investments has the right to require the Operating Partnership to redeem part or all of Crown Investments' common Partnership Units for a price equal to the equivalent value of the Common Shares (on a one-for-one basis). The obligation to redeem Crown Investments' common Partnership Units may be assumed by the Company and such redemption can then be made for, at the Company's election, either Common Shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with Common Shares to the extent that it would result in Crown Investments beneficially or constructively owning more than 12.0% of the outstanding Common Shares. Conversely, Crown Investments may require the Company to assume the obligation to pay for such redemption with Common Shares to the extent that Crown Investments owns less than 12.0% of the outstanding Common Shares. The redemption right may be exercised by Crown Investments from time to time (although only once during any calendar year), in whole or in part, subject to the limitation that in any calendar year the redemption right may be exercised only with respect to 20% of (a) the common Partnership Units held by Crown Investments immediately after the initial public offering of the Common Shares plus (b) the common Partnership Units, if any, issued to Crown Investments in connection with the acquisition of certain properties from Crown Investments. For purposes of the 12.0% ownership limitation, Crown Investments is deemed to own Common Shares held by certain affiliates and related parties; as of

    December 31, 1998, Crown Investments believes it would be deemed to own 1,361,410 additional Common Shares for these purposes. Crown Investments has sole voting power and sole investment power over all Common Shares owned by it. The percent of class was determined by dividing the number of Common Shares beneficially owned by the number of Common Shares outstanding, treating the Common Shares which may be acquired by Crown Investments as outstanding.

(2) According to Schedule 13G dated January 26, 1999, The Prudential Insurance Company of America ("Prudential") holds such Common Shares for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. As such, Prudential may have direct or indirect voting and/or investment discretion over the shares.

                              ELECTION OF TRUSTEES
NOMINEES

     Three trustees will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 2002 and until their successors are duly elected and qualified. The Board of Trustees has approved the nominations of Mark E. Pasquerilla, Peter J. Siris and Clifford A. Barton and recommends a vote for their election. Each of the nominees has consented to be named as a nominee and to serve if elected.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Trustees will be voted FOR the election of the three nominees. In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominees and such substitute nominee as shall be designated by the Board.

     The Board of Trustees established a Nominating Committee in September 1993 consisting of Frank J. Pasquerilla, Mark E. Pasquerilla and Donald F. Mazziotti. Such committee, however, did not meet in 1998; instead, the entire Board of Trustees voted to approve the nominations of Messrs. Pasquerilla, Siris and Barton.

     The Company's Bylaws provide that nominations for the election of Trustees at a meeting of shareholders may be made only by the Board or a shareholder of record entitled to vote in the election of the Trustees to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. Generally, in the case of an annual meeting, the written notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Bylaws. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information about the nominees, each of whom is presently a member of the Board of Trustees, and about the other Trustees whose terms of office will continue after the Annual Meeting is set forth in the table below.

                                    TRUSTEE                   PRINCIPAL OCCUPATION OR
               NAME                  SINCE                EMPLOYMENT, DIRECTORSHIPS, AGE
               ----                  -----                ------------------------------
Nominees for a term expiring in 2002:

Mark E. Pasquerilla                  1993      Vice Chairman of the Company since September 1998;
                                               President of the Company and its various subsidiaries
                                               and affiliates since 1993; President or Vice-Chairman
                                               of Crown Holding Company and its various subsidiaries
                                               and affiliates since 1993. President of Crown
                                               American Corporation and its various subsidiaries
                                               since prior to 1993; Director of USBANCORP, Inc.
                                               (bank holding company); Age 39

Clifford A. Barton                   1993      Retired since January 1994; Chairman, President and
                                               Chief Executive Officer of USBANCORP, Inc. from prior
                                               to 1992 to January 1994; Director of USBANCORP, Inc.,
                                               U.S. Bank, Three Rivers Bank & Trust Co., USBANCORP
                                               Trust Co., United Bancorp Life Insurance Company,
                                               UBAN Associates, Inc., UBAN Mortgage Company, TRB
                                               Financial Services Inc. and Standard Mortgage
                                               Corporation of Georgia; Age 70

Peter J. Siris                       1998      Trustee of the Company since April 1998; President of
                                               Guerrilla Capital Management since 1998; Managing
                                               Director at UBS Securities from 1990 to 1995; Senior
                                               Vice President of ABN-Amro-Chicago, Corp. from
                                               February 1997 to March 1997; Senior Vice President of
                                               WARNACO, Inc. from 1995 to 1996 and President of
                                               various investment banking companies and venture
                                               capital companies worldwide; Director of Crown
                                               American Corporation, the predecessor to the Company,
                                               from 1992 to 1993; Age 44

Continuing Trustees with a term expiring in 2001:

John M. Kriak                        1995      Vice Chairman and Chief Operating Officer of the
                                               Company since September 1998; Executive Vice
                                               President and Chief Financial Officer of the Company
                                               since May 1995 to August 1998; and Executive Vice
                                               President of Crown Holding Company and various of its
                                               subsidiaries and affiliates since May 1993; Chief
                                               Operating Officer of Crown American Associates from
                                               May 1993 to May 1995; Vice President, Secretary,
                                               Treasurer and Chief Financial Officer of The Penn
                                               Traffic Company (supermarkets, general merchandise
                                               and food processing) from prior to 1992 to May 1993;
                                               Advisory Board Member of USBANCORP, Inc.; Director of
                                               Somerset Trust Company; Age 51

Donald F. Mazziotti                  1993      Chief Information Officer, State of Oregon since
                                               January 1998; Chairman of Delta Development Group,
                                               Inc. (government relations, economic planning and
                                               management consulting) from 1995 to 1997; President
                                               of Delta Development Group, Inc. from 1990 to 1994;
                                               Director of Delta Development Group, Inc. since 1988;
                                               Age 53

                                    TRUSTEE                   PRINCIPAL OCCUPATION OR
               NAME                  SINCE                EMPLOYMENT, DIRECTORSHIPS, AGE
               ----                  -----                ------------------------------
Continuing Trustees with a term expiring in 2000:

Frank J. Pasquerilla                 1993      Chairman and Chief Executive Officer of the Company
                                               and its various subsidiaries and affiliates since
                                               1993; Chairman and Chief Executive Officer of Crown
                                               Holding Company and various of its subsidiaries and
                                               affiliates since 1993; Chairman and Chief Executive
                                               Officer of Crown American Corporation and its
                                               subsidiaries since prior to 1993; Age 72

Zachary L. Solomon                   1993      President and Chief Executive Officer of Adrienne
                                               Vittadini (clothing design company) since February
                                               1998; President and Chief Executive Officer of
                                               Associated Merchandising Corporation (private label
                                               developer and sourcer) since prior to 1992 until
                                               1997; Vice-Chairman of Brooklyn College Foundation
                                               from 1987 to 1997; Chairman of Brooklyn College
                                               Foundation since July 1997; Trustee of Baruch
                                               Graduate School of Business since April 1997; Age 64

VOTE REQUIRED

     Only affirmative votes are counted in the election of Trustees. The three nominees for election as Trustees at the Annual Meeting who receive the highest number of votes cast for the election of Trustees by the holders of the Company's Common Shares present in person or voting by proxy, a quorum being present, will be elected as Trustees.

COMMITTEES OF BOARD OF TRUSTEES

     The principal committees of the Board of Trustees are the Executive Committee, the Audit Committee and the Compensation Committee.

     The members of the Executive Committee are Frank J. Pasquerilla, Mark E. Pasquerilla and John M. Kriak. The Executive Committee is authorized to exercise all the powers of the Board of Trustees in the conduct of the business of the Company during the time when the Board of Trustees is not in session, except that the Executive Committee cannot declare dividends or other distributions, elect Trustees, issue shares of the Company, recommend action to the shareholders, amend the Bylaws or approve any merger or share exchange which does not require shareholder approval. The Executive Committee did not meet in 1998 because such committee and management of the Company favor participation by all Trustees whenever possible.

     The Audit Committee consists of Mr. Barton, Mr. Siris and Mr. Solomon. The responsibilities of the Audit Committee include, but are not limited to, making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1998.

     The Compensation Committee currently consists of Messrs. Barton, Siris, Mazziotti and Solomon. The Compensation Committee consists only of independent Trustees and its responsibilities include determining compensation of the Company's executive officers and administering the Company's option plans, the Executive Incentive Plan, the Retirement Savings Plan and the Savings Restoration Plan. The Compensation Committee held four meetings in 1998.

     The Board of Trustees held four regular meetings and five special meetings in 1998. All of the Trustees attended at least 75% of the aggregate of all meetings of the Board of Trustees and the committees on which they served during 1998.

COMPENSATION OF TRUSTEES

     Trustees who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Trustees or meetings of Committees of the Board. Trustees who are not employees of the Company receive an annual fee of $18,000, a meeting fee of $1,000 for each Board or Committee meeting attended and reimbursement of expenses incurred in attending meetings. Generally, Trustees do not receive compensation for meetings by means of conference telephone or similar communications equipment.

     Prior to the initial public offering of the Common Shares of the Company (the "Public Offering"), the shareholders of the Company approved the 1993 Trustees' Option Plan (the "Trustees' Option Plan"). The Trustees Option Plan was amended and restated effective as of December 30, 1997. As amended, options to purchase a total of 125,000 Common Shares of the Company are available to non-employee Trustees. Each non-employee Trustee automatically is granted on December 31 of each year an option to purchase 5,000 Common Shares having an exercise price equal to 100% of the fair market value of the shares on the date of grant. On December 31, 1998, each of the four non-employee Trustees was granted options to purchase 5,000 Common Shares at an exercise price of $7.75. The amended Trustees' Option Plan also provides for an automatic grant of 5,000 options to purchase Common Shares with an exercise price equal to 100% of the fair market value of the shares on the date of grant upon the appointment or election of each new non-employee Trustee to the Board. As of December 31, 1998, there were 46,500 options to purchase Common Shares held by the Trustees. To date, all options granted to the Trustees under the Trustees' Option Plan have been exercisable immediately upon grant, of which 1,000 and 6,000 options have been exercised by Donald Mazziotti and a former trustee, respectively.

     The terms of each option are contained in an Option Agreement, signed by the optionee, that includes such terms and conditions, consistent with the Trustees' Option Plan, as amended, and Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the Compensation Committee determines to be necessary or advisable. Currently, the Option Agreements provide that options are fully exercisable as of the date of the grant and terminate five years thereafter.

     The Board of Trustees may amend, suspend or terminate the Trustees' Option Plan at any time, in its sole discretion; provided, however, that the Board of Trustees may not amend the Trustees' Option Plan without approval of the shareholders of the Company if such approval is required by Rule 16b-3.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's Trustees, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, Trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     The Company believes that all such filing requirements applicable to its officers and Trustees were complied with in 1998 except for (i) two late filings by Mr. Solomon, a trustee of the Company, in October 1998 with respect to purchases aggregating 30,000 shares in August 1998 and a late filing by Mr. Mazziotti in March 1999 with respect to 48 shares acquired through the Company dividend reimbursement plan in September and December of 1998.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for 1996, 1997 and 1998 of the Chief Executive Officer of the Company and those persons who were, as of December 31, 1998, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM       ALL OTHER
                                               ANNUAL COMPENSATION   COMPENSATION    COMPENSATION
                                               -------------------   -------------   -------------
NAME AND PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)    OPTIONS(2)       OTHER(3)
---------------------------             ----    ------    --------    ----------       --------
FRANK J. PASQUERILLA                    1998   $472,770   $75,643             0         $10,449
  Chairman of the Board of Trustees     1997    463,500    55,620             0           9,907
  and Chief Executive Officer           1996    450,000         0             0          11,536

MARK E. PASQUERILLA                     1998    258,180    23,236             0           8,860
  Trustee, Vice Chairman                1997    250,661    24,815             0           8,412
  and President                         1996    243,360         0             0           6,615

JOHN M. KRIAK                           1998    217,125    16,284             0          11,181
  Trustee, Vice Chairman and            1997    197,760    19,578             0           8,251
  Chief Operating Officer(4)            1996    192,000         0       120,000           5,206

NICHOLAS O. ANTONAZZO                   1998    202,145    15,160             0          11,032
  Executive Vice President              1997    234,181    16,053             0          10,473
  of Real Estate                        1996    210,409         0       120,000           9,916

THOMAS STEPHENSON                       1998    204,509    30,676             0          11,068
  Executive Vice President              1997    198,533    17,870             0          10,478
  of Asset Management                   1996    192,700         0       120,000           8,489

---------

(1) Bonuses under the Executive Incentive Plan for 1998 were earned based on corporate and individual performances achieved in that year. All such bonuses were deferred 100% by all of the named executives with the exception of Mark E. Pasquerilla who elected to defer 50% of his bonus and to receive 50% in cash in early 1999. Bonuses under the Executive Incentive Plan were not earned for 1997 because the criteria used to determine whether bonuses would be granted was not met. However, special bonuses were approved by the Compensation Committee based on individual performances achieved in 1997. All such bonuses approved for 1997 were deferred 100% by the named executives. For 1996 no bonuses were earned or approved under the Executive Incentive Plan. After the end of each plan year the Company pays the non-deferred bonuses in cash to the executives and also deposits cash equal to the aggregate amount of the deferred bonuses into a trust account with a bank. Amounts held in the trust are allocated to each executive and are invested in Common Shares of the Company and in other investments as determined by the Trustee; gains, losses and earnings on the assets are allocated to each executive's account. Upon retirement, each executive will be entitled to receive the value of his allocated account in the trust in a lump sum or over a period of years as elected by the executive.

(2) Options represent the right to acquire common Partnership Units, which may be converted into Common Shares of the Company. Neither Frank J. Pasquerilla nor Mark E. Pasquerilla currently participates in the 1993 Crown American Realty Option Plan.

(3) The amount shown represents the Company's contribution to its Retirement Savings Plan on behalf of the named executive.

(4) Mr. Kriak is resigning as an officer of the Company effective on or about May 1, 1999.

OPTION GRANTS

     In 1998, no options were granted to the above named five officers under the 1993 Crown American Realty Option Plan (the "Employee Option Plan").

OPTION EXERCISES IN 1998 AND 1998 YEAR-END VALUES

     The following table sets forth as to three of the persons named in the Summary Compensation Table information with respect to (i) the options exercised during 1998, (ii) the net value realized upon such exercises, (iii) the number of common Partnership Units covered by unexercised options held at December 31, 1998 and (iv) the value of such unexercised options at December 31, 1998. Neither Frank J. Pasquerilla, Chairman and Chief Executive Officer, nor Mark E. Pasquerilla, Vice Chairman and President, currently participates in the Employee Option Plan. Common Partnership Units obtained under the Employee Option Plan may be converted into Common Shares of the Company.

    AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUES

                                                                                            VALUE OF
                                                                                           UNEXERCISED
                                                                       NUMBER OF          IN-THE-MONEY
                                                                      UNEXERCISED          OPTIONS AT
                                                                      OPTIONS AT          DECEMBER 31,
                                      PARTNERSHIP                  DECEMBER 31, 1998         1998(1)
                                         UNITS                     -----------------         -------
                                      ACQUIRED ON       VALUE        EXERCISABLE/         EXERCISABLE/
NAME AND PRINCIPAL POSITION             EXERCISE      REALIZED       UNEXERCISABLE        UNEXERCISABLE
---------------------------             --------      --------       -------------        -------------
JOHN M. KRIAK                              0             $0          24,000/96,000            $0/$0
  Vice Chairman, Chief Operating
  Officer, Trustee

NICHOLAS O. ANTONAZZO                      0             $0          24,000/96,000            $0/$0
  Executive Vice President of Real
  Estate

THOMAS STEPHENSON                          0             $0          24,000/96,000            $0/$0
  Executive Vice President of Asset
  Management

---------

(1) The value of unexercised in-the-money options has been determined under the assumption that the value of an option for a Partnership Unit in Crown American Properties, L.P. is equivalent to that of an option for a Common Share of Beneficial Interest in the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on Page 12 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     The Compensation Committee of the Board of Trustees of the Company is responsible for setting and administering the Company's executive compensation programs. The philosophy of the Company is to ensure that executive compensation is designed to provide competitive levels of compensation that are consistent with the Company's annual and long term business performance goals. The Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other REITs similar to the Company and job experience and performance of such officers.

     The Company's compensation program is designed to enhance the Company's ability to attract and retain highly qualified individuals while providing financial motivation necessary to achieve targeted Company performance.

BASE SALARY

     The Base Salary program is designed to provide salary opportunities which are competitive with a community of competitor companies, as well as to reward individual contributions through performance driven salary growth. In the first quarter of 1998, the Committee reviewed the base salary amounts for the Company's top executive group. The salaries were evaluated using the 1998 Shopping Center Compensation Survey and related industry executive compensation data. According to the survey data, base salaries of the Company's top executives are competitive compared to the median survey base salary figures for the Company's industry.

     For salary planning purposes, a merit percentage guideline is established by the Company annually. The merit percentage guideline is applied toward each exempt employee's base salary in consideration of the individual's performance, job responsibility, company internal equity and career considerations. A survey of comparable companies reported a projected merit increase range for 1998 to be 3% to 5%. For 1998, the Compensation Committee approved a merit pool increase for employees of the Company consisting of 3% of the aggregate base salaries of participating employees and distributed on the basis of individual annual performance reviews.

     In 1999, all officers will be excluded from the annual merit increase program and 15 officers, including the CEO, have had base salaries reduced from 5% to 14%. The salary reductions were part of an overall cost reduction program in 1999 focused on achieving growth targets.

EXECUTIVE INCENTIVE PLAN

     Eighteen of the Company's executives are eligible for an annual incentive award under the Executive Incentive Plan which was adopted in 1993. The Executive Incentive Plan is self-funded through the earnings in excess of the Company's targeted Funds from Operations ("FFO"). Under the Executive Incentive Plan, individual awards are 90% driven by participants meeting or exceeding predetermined corporate and individual performance goals.

     Eighteen executives received a bonus based upon the Company achieving a predetermined corporate goal and a review of their individual performance. The aggregate of the bonuses paid in early 1999 related to the 1998 performance was $312,703. Frank J. Pasquerilla, Chairman and CEO, received $75,643.

EMPLOYEE OPTION PLAN

     The Company adopted the Employee Option Plan on August 17, 1993. The objective of the Employee Option Plan is to provide capital accumulation opportunities to a select group of Company executives by allowing them to acquire an equity interest in the Company, thus increasing the executives' incentives to make continued major contributions to the Company. Additionally, the Company hopes to maintain continuity of the management team with the provision of options.

     In 1998, the Compensation Committee approved three additional executives for participation in the Employee Option Plan. The selection of the new participants and the number of options awarded to them was based upon their perceived value to the Company and, if applicable, individual job performance. These executives received grant amounts equal to the grant amounts awarded to the initial Employee Option Plan participants with similar positions and responsibilities.

     As of December 31, 1998, twenty-six Company executives were participating in the Employee Option Plan. Frank J. Pasquerilla, Chairman and Chief Executive Officer, and Mark E. Pasquerilla, Vice Chairman and President, are not currently participating in the Employee Option Plan.

RETIREMENT SAVINGS PLAN

     The Company instituted the Retirement Savings Plan (the "Savings Plan") on August 17, 1993 pursuant to Section 401(k) of the Internal Revenue Code. The Savings Plan covers employees of the Company who have completed one year of service, working 1,000 hours per year, and have attained the age of 21. Executives of the Company are able to participate on the same terms as non-executive employees, subject to any legal limitations on amounts which may be contributed or the benefits which may be payable under the Savings Plan.

     The Company is contributing a percentage, which varies from 2% to 5% depending upon the age of the employee, of each eligible employee's base salary to the Savings Plan as a supplemental employer contribution subject to applicable limitations under the Internal Revenue Code. Participants also may elect to contribute, within certain percentage limitations, on a pre-tax basis. Employee contributions are matched by the Company up to 50% of the first 3% of the participant's salary.

     Receipt of benefits attributable to the Company's matching contribution and the supplemental employer contribution is subject to the vesting and forfeiture provisions of the Savings Plan. Other amounts are fully vested at all times.

     For 1998, the Company contributed an aggregate amount of $52,590 under the Savings Plan on behalf of the most highly compensated executive officers of the Company participating in such Plan. This includes both the supplemental employer contribution and the Company's matching contribution. The Company contributed $10,449 under the Savings Plan on behalf of Frank J. Pasquerilla.

SAVINGS RESTORATION PLAN

     The Company implemented the Savings Restoration Plan (the "Restoration Plan") in 1997. Nineteen of the Company's executives are eligible for participation. The Restoration Plan allows participants to defer current compensation which cannot be deferred under the Savings Plan due to limitations imposed thereon, including the maximum amount of contributions which may be made. At present, eight employees are participating in the Restoration Plan.

                                          Respectfully submitted,

                                          /s/ Clifford A. Barton
                                          /s/ Zachary T. Solomon
                                          /s/ Peter J. Siris
                                          /s/ Donald Mazziotti

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return among the Company's Common Shares, the Standard & Poor's 500 Stock Index and a peer group of real estate investment trust companies selected by the Company. The Company believes that the business and operations of the peer group members closely resemble those of the Company. The graph assumes a $100 investment as of August 17, 1993 in the Company's Common Shares, the Index and the peer group. Returns for the month of August 1993 have been prorated.

                                                                             CROWN
                                                           CROWN            AMERICAN
                                                          AMERICAN           REALTY
               Measurement Period                          REALTY             PEER             S&P 500
             (Fiscal Year Covered)                          TRUST            INDEX              INDEX
8/17/93                                                     100.00            100.00            100.00
12/31/94                                                     87.40            109.28            105.34
12/31/95                                                     56.67            116.84            144.93
12/31/96                                                     59.65            167.78            178.06
12/31/97                                                     81.23            191.83            237.49
12/31/98                                                     73.97            187.95            305.35

     The peer group consists of the following publicly traded real estate investment trusts engaged in similar lines of business of the Company: CBL & Associates Properties Inc., Simon DeBartolo Group, General Growth Properties Inc., Macerich Company, Taubman Centers Inc. and Urban Shopping Centers Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENTS

     The Company has agreed to manage certain properties retained by Crown American Enterprises, Inc., a Pennsylvania corporation ("Crown Enterprises"), and other affiliated companies controlled by the Pasquerilla family pursuant to various management agreements (the "Management Agreements"). For its services, the Company receives a management fee, payable monthly in arrears, equal to 5% of revenues (excluding certain items) actually collected and $5.50 per square foot for new leases signed and $3.50 per square foot for renewal leases. The Company also receives 15% of temporary tenant revenues. Each Management Agreement's initial term ended January 31, 1996 and has been continued on a month-to-month basis. Total management and leasing fees paid by Crown Enterprises to the Company for 1998 were approximately $0.1 million.

SUPPORT AGREEMENT

     In connection with the formation of the Company and consummation of the Public Offering, Crown Investments entered into a cash flow support agreement, which was subsequently amended (as amended, the "Support Agreement"), with the Operating Partnership and the Financing Partnership with respect to four malls, all of which were opened in 1991 and were in various stages of initial lease-up at the time of the Public Offering, with mall store occupancy rates below 75%. The Support Agreement provides that Crown Investments will guarantee, on a quarterly basis, up to a maximum of $1 million per quarter, that each of these four malls will generate a stipulated aggregate amount of base rents (the "Quarterly Guaranteed Support") for each quarter, which Quarterly Guaranteed Support will be derived on the basis of the difference between the aggregate amount of base rents earned (as defined) in the quarter at each mall and the stipulated aggregate amount of base rents. Crown Investments was also obligated to fund any tenant improvement and leasing costs associated with any lease of shortfall space (as defined in the Support Agreement). The obligations of Crown Investments under the Support Agreement will terminate as to a particular mall if the aggregate base rents at such mall meets the Quarterly Guaranteed Support over four consecutive quarters (as determined by the independent trustees of the Company). In December 1997, the Support Agreement was amended further such that the amount of the Quarterly Guaranteed Support will be reduced by an amount equal to two and one-half percent (2.5%) of the gross sales price upon the future sale of any outparcel, peripheral land or such other real estate ("Outparcel") situate at one of the malls ("Quarterly Support Amount Reduction). During 1995, Crown Holding advanced $6.4 million to the Company, primarily to pre-fund estimated future payments required under the Support Agreement. Total cash flow support earned by the Company for 1998 was $3.78 million. At December 31, 1998, approximately $0.9 million of cash flow support was accrued, but not yet funded by Crown Investments.

CROWN INVESTMENTS AND CROWN HOLDING GUARANTIES

     Concurrently with the Public Offering in 1993, the Financing Partnership borrowed an aggregate amount of $300 million which was refinanced during 1998 as part of the $465,000,000 mortgage loan with GE Capital Corporation. Crown Investments has guaranteed the payment of $250 million of such indebtedness. Crown Holding has also guaranteed $10.9 million of debt owed by the Operating Partnership related to one property owned by the Operating Partnership.

CROWN AMERICAN ASSOCIATES LEASE AT PASQUERILLA PLAZA

     Approximately 14,200 square feet of Pasquerilla Plaza, the Company's headquarters building, is leased to Crown American Associates ("Crown Associates") under a lease with a term ending July 31, 2003. The rent was determined based on rental rates being paid by existing third party tenants, the fact that Crown Associates' lease includes certain furnishings and equipment and the fact that Crown Associates is permitted to use facilities in the building that are not available to other third party tenants. The lease includes a five-year renewal option at then market rents. Total rent earned thereunder by the Company in 1998 was $0.3 million.

LEASE AT LOGAN VALLEY MALL BETWEEN THE COMPANY AND CROWN ENTERPRISES

     Crown American Enterprises, Inc. ("Crown Enterprises") entered into a lease for a 1,962 square foot mall shop space at the Company's Logan Valley Mall. Crown Enterprises subsequently assigned this lease to Crown Max LLC, a company which is owned by Crown Enterprises and an unrelated third party. The lease began on January 1, 1998 and had a ten-year term with an annual base rent of $44,000 plus contributions to common area maintenance and real estate taxes. The terms were comparable to rates for similar space rented to third parties at this property. During the year ended December 31, 1998 Crown Enterprises paid an aggregate of $64,728 to the Company for this space. Crown Enterprises used this space to operate a virtual-reality entertainment facility. In addition to the rental income, the Company was interested in determining the economic feasibility of adding similar entertainment facilities to other Company malls. Crown Enterprises closed the entertainment facility on December 31, 1998, and the Company and Crown Enterprises will pay an additional $22,000 to the Company as consideration for the lease termination as of December 31, 1998. The total amounts received by the Company under the lease, including the lease termination payment, exceeded the Company's non-recoverable investment in the leased premises.

CROWN RIGHTS

     Pursuant to the Operating Partnership Agreement, Crown Investments and its affiliates received certain rights (the "Crown Rights") which enable them to require the Operating Partnership to redeem part or all of their Partnership Units for a price equal to the equivalent value of the shares of the Company (on a one-for-one basis). Crown Investments currently owns 8,090,388 common Partnership Units, Crown American Investment Company, an affiliate of Crown Investments, owns 1,786,459 common Partnership Units and Frank J. Pasquerilla individually owns 79,551 Common Partnership Units. The obligation to redeem Crown

Investments' and Frank Pasquerilla's common Partnership Units may be assumed by the Company in exchange for, at the Company's election, either shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with Common Shares to the extent that it would result in Crown Investments and its affiliates (including Frank Pasquerilla) beneficially or constructively owning more than 12.0% of the outstanding Common Shares. Crown Investments and its affiliates may require the Company to assume the obligation to pay for such redemption with Common Shares to the extent that Crown Investments and its affiliates own less than 12.0% of the outstanding Common Shares. Crown Investments has pledged substantially all its common Partnership Units (the "Pledged Units") as collateral for a loan made by an unrelated third party. In June 1995 the Company filed a Registration Statement on Form S-3 with the SEC relating to the Pledged Units. If at the time of any such permitted exchange the Shelf Registration is not effective, the Company is obligated to purchase a specified portion of the Pledged Units. The Company also has the right to purchase the Pledged Units in lieu of effecting an exchange.

ADMINISTRATIVE SERVICES AND AMOUNTS DUE TO CROWN ASSOCIATES AND CROWN
INVESTMENTS

     The Operating Partnership allocates a portion of the cost of its construction, development, MIS, legal and risk management departments to Crown Associates and Crown Investments based on estimated usage, which aggregated $0.5 million in 1998 and which amount is expected to be approximately the same in 1999. Conversely, Crown Associates and its affiliates charge the Company for use of their corporate aircraft, hotel and dining services. Such costs totaled $0.8 million for 1998. As a result of these current and prior year transactions, the Company had a net receivable from Crown Associates and Crown Holding at December 31, 1998 of $0.1 million.

PARTNERSHIP UNITS ISSUED TO CROWN ASSOCIATES AND/OR ITS AFFILIATES

     At the time of the Company's formation in 1993, Crown Associates retained
(i) a 50% tenancy-in-common interest in the fee title to two enclosed shopping malls (Wyoming Valley Mall located in Wilkes-Barre, Pennsylvania, and Middletown Mall located in Fairmont, West Virginia), and (ii) related ground leasehold interests pursuant to long-term ground leases of each of such undivided interests. The other 50% tenancy-in-common interests in both properties were held by an unrelated third party, which at the time objected to purchase of the properties by the Company.

     In 1994, the Company, Crown Associates and the unrelated third party entered into agreements, approved by the Company's independent trustees (the "Independent Trustees"), under which the Company purchased all interests in the two malls together with the related working capital. The transactions closed effective as of January 31, 1995 (Wyoming Valley Mall) and February 1, 1995 (Middletown Mall). The aggregate purchase price paid for the two malls consisted of $45.2 million in cash, assumption of debt aggregating $7.8 million, of which $6.0 million was a non-recourse note related to Middletown Mall which was repaid in full in January 1998, and with respect to Wyoming Valley Mall, an additional 5.1% partnership interest in the Operating Partnership issued to Crown American Investment Company ("CAIC"), a wholly-owned subsidiary of Crown Investments. The Company also incurred $1.4 million in transaction costs, including transfer taxes, debt issuance costs, and legal fees. The funds to pay the purchase price and transaction costs were obtained through a $45.3 million term loan from a bank (subsequently increased to $50.0 million during 1995). The loan bore interest at a variable interest rate indexed to the LIBOR rate and was repaid in November 1997.

     There was additional contingent consideration to Crown Associates and/or its affiliates with respect to Middletown Mall, to be paid in Partnership Units, based on this mall's operating performance during the year ended December 31, 1997. Effective as of January 1, 1998, 437,888 additional Common Partnership Units were issued to Crown Investments as consideration for the contribution of Middletown Mall to the Operating Partnership, as approved by the Independent Trustees. The 437,888 units represents approximately 1.2% of the total common Partnership Units outstanding prior to the issuance of the new units.

PARTNERSHIP UNITS ISSUED TO FRANK J. PASQUERILLA

     In 1998, Frank J. Pasquerilla and Crown Enterprises contributed their respective interests in Greater Lewistown Shopping Mall, a Pennsylvania general partnership ("GLSP") of which Frank J. Pasquerilla and Crown Enterprises were the sole partners to Crown American Lewistown Associates, L.P., a Pennsylvania limited partnership ("CALA") of which the Operating Partnership is a limited partner holding a 99.5% interest, in exchange for (1) the issuance of 79,551 Partnership Units to Frank J. Pasquerilla valued at $810,068, (2) a cash payment to Crown Enterprises of $4,071 and (3) the assumption of all of the outstanding indebtedness owed by GLSP to National Bank of the Commonwealth ("NBOC") in the amount of $3,685,885 pursuant to a loan agreement between GLSP and NBOC.

                                    AUDITORS

     The Board of Trustees engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the year ended December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions. The Company currently anticipates that Arthur Andersen LLP will also be engaged to audit the Company's books and records for the current year.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone or telegraph. Brokerage houses and other nominees, custodians or fiduciaries will be requested by the Company to forward proxy soliciting material and the Company's Annual Report to Shareholders to the beneficial owners of the shares of the Company's Common Shares held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                             SHAREHOLDER PROPOSALS

     The Board of Trustees does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment in such matters.

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 2000 must be received by the Secretary, Crown American Realty Trust, Pasquerilla Plaza, Johnstown, Pennsylvania 15901 on or prior to November 29, 1999 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting.

                                          By Order of the Board of Trustees,

                                          Ronald P. Rusinak
                                          Vice President, General
                                            Counsel and Secretary

-------------------------------------------------------------------------------

                          CROWN AMERICAN REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF TRUSTEES

MONDAY, APRIL 26, 1999 - 10:00 A.M. (LOCAL TIME)

The undersigned shareholder of CROWN AMERICAN REALTY TRUST (the "Company") does hereby appoint TERRY L. STEVENS and DONATO B. ZUCCO, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company, to be held Monday, April 26, 1999 (the "Annual Meeting"), and at all adjournments thereof, all the Common Shares of Beneficial Interest of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned shareholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement both dated March 29, 1999, and of the Annual Report to Shareholders for 1998.

You are urged to promptly return this proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Meeting.

The shares represented by this Proxy will be voted as directed by the shareholder. If this proxy is executed but no direction is given, such shares will be voted "FOR" Item 1.

                (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

[ X ] PLEASE MARK
      YOUR VOTES
      AS THIS


                                    FOR all                   WITHHOLD
                                    Nominees              Authority to Vote
                            (except as shown below)       for All Nominees

ITEM (1)-The election                 [   ]                     [   ]
   of the following three
   Trustees for a term
   expiring in 2002:

NOMINEES: Mark E. Pasquerilla
          Clifford A. Barton
          Peter J. Siris

A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below.

---------------------------------------------------------------


Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------      ----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------